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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549




                                    FORM 8-K


                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




                        Date of Report: February 21, 2003



                                    QLT Inc.
             -----------------------------------------------------
             (Exact name of registrant as specified in its Charter)





British Columbia, Canada              000-17082                      N/A
------------------------      ------------------------      -------------------
   (Jurisdiction of           (Commission File Number)         (IRS Employer
    Incorporation)                                          Identification No.)





                                    QLT Inc.,
                             887 Great Northern Way,
                        Vancouver, B.C., CANADA, V5T 4T5
                                 (604) 707-7000
              ----------------------------------------------------
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)


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ITEM 5.           OTHER EVENTS

                  On February 21, 2003, QLT Inc. announced that enrollment of additional patients in its ongoing phase III studies of tariquidar in non-small cell lung cancer patients was being suspended for approximately three months pending the completion of the planned interim safety and efficacy analysis by an Independent Data and Safety Monitoring Committee (DSMC), upon the recommendation of the DSMC. The DSMC made its recommendation in part due to some safety concerns respecting the levels of toxicity seen in the tariquidar arms of the two trials. Enrollment in the two studies had already reached the threshold number of patients required for the three month safety and efficacy interim analysis. The DSMC has not yet seen efficacy data. The interim analysis for the two studies, which will include efficacy data, is expected to be conducted in May 2003 for the TLC1 trial, and June of 2003 for the TLC2 trial. The DSMC unanimously recommended that the two trials remain blinded in order to preserve the integrity of the trials.


ITEM 7.           EXHIBITS

Exhibit
Number            Description
-------           -----------
99.1              Press release dated February 21, 2003

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                                   SIGNATURES





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorised.







                                           QLT Inc.
                                           ---------------------------------
                                           (Registrant)






Date  February 21, 2003                    /s/ Paul J. Hastings
      -----------------                    -------------------------------------
                                           (Signature)
                                           President and Chief Executive Officer